GOLDEN TRIANGLE INDUSTRIES, INC.

                 Notice of Annual Meeting of Stockholders
                          to be held May 22, 1999

Sugar Land, Texas
April 16, 1999

PLEASE TAKE NOTICE that the Annual Meeting of the Stockholders of Golden Triangle Industries, Inc. will be held on May 22, 1999 at Harrah's, 3475 S.
Las Vegas Blvd., Las Vegas, Nevada   89109.  The meeting will convene at
11:00 a.m. (Pacific Time), for the purpose of considering and acting upon the following:

     (1)  the election of directors;
     (2) the ratification of the selection of BDO Seidman, LLP as independent accountants for fiscal year 1999; and
     (3) the transaction of such other business as may properly come before the meeting.

The transfer books of the Company will not be closed, but only stockholders of record at the close of business on April 5, 1999 will be entitled to vote at the meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED POSTAGE PAID ENVELOPE TO ASSURE YOUR REPRESENTATION AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING WRITTEN NOTICE TO THE COMPANY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. YOUR VOTE IS IMPORTANT.


                                        Shawna Gagnon
                                        Secretary

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                              PROXY STATEMENT

                     GOLDEN TRIANGLE INDUSTRIES, INC.
                              P. O. Box 17029
                       Sugar Land, Texas  77496-7029
                              (281) 565-7300

The following information is furnished to stockholders of Golden Triangle Industries, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be used at the Annual Meeting of Stockholders to be held on May 22, 1999 (the "Meeting"), and at any adjournment thereof. All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no choice is specified, the proxies will be voted for the election of all the directors named herein and in favor of each proposal set forth in the Notice of Meeting.

Any GTII stockholder has the power to revoke his Proxy before its exercise at the Annual Meeting or any adjournment thereof by: (1) giving written notice of revocation to the Secretary of GTII, Shawna Gagnon, P. O. Box 17029, Sugar Land, Texas 77496-7029, prior to the Annual Meeting; (2) giving written notice of revocation to the Secretary at the Annual Meeting; or (3) signing and delivering a Proxy bearing a later date. However, the mere presence at the Annual Meeting of a stockholder who has executed and delivered a valid Proxy will not revoke such Proxy.

There are no dissenters' rights of appraisal. Neither the By-Laws nor corporate law of the Company's state of incorporation call for any dissenters' rights of appraisal.

This proxy statement will be transmitted to stockholders on or about April 16, 1999.

                                  VOTING

The voting securities of the Company consist of shares of its common stock, $.001 par value (the "Common Stock"). Holders of record of the Common Stock at the close of business on April 5, 1999 will be entitled to vote at the Meeting. Each share of Common Stock entitles its owner to one vote, and cumulative voting is not allowed. The number of shares outstanding of the Common Stock at the close of business on April 5, 1999 was 607,805.
In addition to the Common Stock, there are 3,374 shares outstanding of Class A Preferred Stock and 52,821 shares outstanding of Class B Preferred Stock ("Preferred Stock"). During 1996 Preferred Stock was issued to stockholders in exchange for Common Stock at a rate of 1-for-10, with the Preferred Stock retaining the same voting rights as if it were Common Stock. Therefore, the holders of Preferred Stock at the close of business on April 5, 1999, are also entitled to vote at the Meeting with each preferred share being equivalent to 10 common shares (total preferred shares outstanding equivalent to 561,950 common shares outstanding).

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The holders of record of 45% of the outstanding shares of the Common and
Preferred Stock will constitute a quorum for the transaction of business at the Meeting, but if a quorum should not be present, the Meeting may adjourn from time to time until a quorum is obtained.

A majority of the shares represented and entitled to vote at the meeting is required for an affirmative vote. An abstain vote will be counted in determining a quorum, but will not be counted as a vote either for or against the issues.

                           ELECTION OF DIRECTORS

The Board of Directors of the Company (the "Board") presently consists of five members. Each director is elected at the annual meeting of shareholders to hold office until the next annual meeting of shareholders and until his/her successor has been elected and qualified. Currently
serving as directors are:   Kenneth Owens, Howard Siegel, Karen Lee, Glenn
Gagnon, and David McFarlane.  Richard Levine resigned as a director during
1998.   The following table sets forth information concerning the persons currently serving as directors of the Company.

                                                          Date First
                                 Position With              Elected
     Name              Age         the Company           as Director
-----------------      ----   ---------------------      -----------
Kenneth Owens           61    Chairman of the Board          1994
                                and President
Howard B. Siegel        56    Director                       1980
Karen Lee               39    Director                       1989
Glenn Gagnon            34    Director                       1997
David McFarlane         36    Appointed Director             1998

Family relationships between the Company's officers and directors include:
Kenneth Owens and Shawna Gagnon are father and daughter, and Glenn Gagnon and Shawna Gagnon are husband and wife.

Kenneth Owens, Chairman of the Board and President, has expertise in various areas of business. Beginning in 1961 he performed in a supervisory capacity for several worldwide companies including Bechtel and Brown & Root. He has been involved in a variety of projects including: (1)
Alaskan oil and gas pipeline; (2) ICBM projects; and (3) underground nuclear testing in Nevada. He has also been active in real estate and agriculture, acquiring a major ownership interest in ranch grazing land and cattle operations in Texas, Arizona, and New Mexico covering hundreds of thousands of acres.

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At the present time, he is active in both agricultural ventures and oil and gas operations. He is also a consultant for surrounding businesses in south Texas concerning the Railroad Commission of Texas and the Texas Natural Resource Conservation Commission. He incorporated Transcon Energy Corporation in Texas in 1988, and since that time he has incorporated several other companies and holds positions in these companies as President and/or CEO or Director. Most of these companies have become subsidiaries of GTII. Any non-subsidiary entities of which Mr. Owens is a director are privately held.

Howard B. Siegel, Director, received his Bachelor of Business Administration Degree from the University of Oklahoma in 1966. He received a Doctor of Jurisprudence Degree from St. Mary's University School of Law in 1969. Mr. Siegel was formerly an attorney for Superior Oil Company, a major oil and gas company located in Houston. He previously served as Vice President, General Counsel, and a member of the Board of Directors of Tenneco Inc. Federal Credit Union. From July 1974 to August 1989 Mr. Siegel was employed as an attorney with the law firm of Bracewell & Patterson in Houston, Texas, and from that date until January 1991 he was employed by Hurt, Richardson, Garner, Todd & Cadenhead, a law firm in Atlanta, Georgia. Mr. Siegel is currently a practicing attorney in Houston, Texas. Mr. Siegel has served in an advisory capacity to the Board of Directors of the Company since March 25, 1980.

Karen Lee, Director, graduated with high honors from Cisco Junior College. She administers the operation of the Company's offices in Springtown, Texas, does much of the research and writing for filing of Securities and Exchange Commission documents, and performs the transfer agent duties and stockholder record keeping for the Company.  She is a member
of the Southwest Securities Transfer Association, Inc.   Ms. Lee has been
employed by the Company for the past 19 years.

Glenn Gagnon, Director, received a Bachelor of Science degree from Texas A&M University in 1994. From 1990-1994 he was employed by Gold Gyms Inc. and was responsible for marketing, sales and automation of new facilities. He has been employed by GTII since 1994 and is now in charge of public relations for the Company. He established the Dividend Reinvestment and Stock Purchase Plan for the Company and is currently assisting with filing of Securities and Exchange Commission documents.

David McFarlane, Director, received a BS degree in Optical Engineering from the University of Rochester in 1985, a MS degree in Nuclear Engineering from Texas A&M University in 1991, and a Ph.D. in Radiological Health Physics from Texas A&M in 1995. From 1987 to 1995 he was a research assistant and lecturer at Texas A&M. Since 1996 he has been employed by Bandag, Inc. in Muscatine, Iowa as a research engineer. His responsibilities include conducting research, managing research projects, and developing and managing budgets. Mr. McFarlane was appointed a director of GTII in August of 1998.

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VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FIVE DIRECTORS TO BE ELECTED as directors to hold office until the next annual meeting and until his/her successor has been duly elected and qualified. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common and Preferred Stock is necessary for the election of directors.

                       BOARD AND COMMITTEE MEETINGS

During the fiscal year ended December 31, 1998, the Board held fourteen meetings either by actual meeting or telephone conference. All directors participated in at least 75% of the meetings.

The Board maintains a standing Audit Committee, Compensation Committee and Nominating Committee. Kenneth Owens and Karen Lee are the sole members of the Nominating Committee. Howard Siegel, Karen Lee, and Glenn Gagnon are the sole members of the Compensation Committee. Shawna Owens, Howard Siegel and David McFarlane are the sole members of the Audit Committee.

The functions of the Audit Committee are to approve the selection of the Company's accountants and to monitor the process by which the Company's financial records are maintained. The primary function of the Compensation Committee is to recommend to the Board the compensation to be paid to the Company's officers, directors, and employees. The primary function of the Nominating Committee is to select nominees for director. Presently the Board of Directors is filled, but in the event a new director is needed, the Nominating Committee would consider nominees recommended by security holders (see "Stockholder Proposals"). These committees met twice during the year with all members of the committees attending each meeting.

                                MANAGEMENT

All of the Company's officers are executive officers who serve, unless otherwise specified by the Board, for a term of one year or until their successors are elected or appointed and qualified. The following table sets forth certain information with respect to the executive officers currently serving the Company.
                                                            Date First
                                   Position With              Elected
   Name                 Age         the Company             as Officer
--------------         ----  -----------------------       -----------
Kenneth Owens*          61   Chairman of the Board             1994
                               and President
Robert Early            43   Chief Financial Officer           1997

Shawna Gagnon           26   Secretary/Treasurer               1995

*See "Election of Directors" for biographical information.

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Robert Early, Chief Financial Officer, received his Bachelor of Business
Administration Degree from Abilene Christian University in 1979, where he majored in Accounting and minored in Agricultural Business. He received his Certified Public Accountant certificate in Texas in 1981. Mr. Early worked for an independent oil company for six years, then moved to a position as partner of the firm Ashley, Early & Folwell, P.C. in 1987. In 1991 he became the sole owner of the firm and changed the name to Robert Early & Company, P.C. Mr. Early has been doing tax work since 1983 and auditing since 1987. Mr. Early was previously the auditor for the Company through November 1997.

Shawna Gagnon, Secretary/Treasurer, attended Texas A&M University and has experience in management, accounting and public relations with different law firms. Ms. Owens worked in Washington, D. C. for Senator Pete Dominici of New Mexico and also worked with the Sergeant of Arms for the U. S. Senate Chambers. She is in charge of the day to day accounting and treasury functions and was instrumental in centralizing GTII's accounting. Ms. Owens also performs public relations duties for the Company. She has been employed by the Company since August 1995.

                               COMPENSATION

Officer Compensation

The following table sets forth certain information as to the Company's chief executive officer for the past three fiscal years.

                                       Salary Cash     Bonus Cash
      Name and                        Compensation     Compensation
Principal Position           Year          ($)             ($)
----------------------       ----     ------------     ------------
Kenneth Owens                1996           -0-             -0-
Chairman and President       1997         5,000             -0-
                             1998        11,000          19,000

Director Compensation

In 1996 the Board approved a $1,500 fee for each director to be paid as cash or 500 shares of stock. The fee was paid in cash to five directors, and in stock to one director. For 1997 director compensation, the Board approved a $1,500 fee or 143 shares of stock for each director. The fee was paid in cash to six directors. For 1998 director compensation, the Board approved a $1,500 fee for each director. As of December 31, 1998, the fee had not been paid.

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Compensation Committee Report

The Board of Directors delegates responsibility for executive compensation to the Compensation Committee which is comprised of three of the directors on the Board. This committee reviews the salaries of each of the officers of the Company, and recommends the directors' fees for the year. The committee recommended to the Board that Kenneth Owens, President, receive a salary of $1,000 per month during 1998, and that directors' fees for 1998 be set at $1,500 cash per director.

In September 1998, the Company filed an S-8 registration statement registering 200,000 common shares for a Stock Compensation Plan recommended by the committee and adopted by the Board. The Plan allows the directors to issue common stock as compensation for services provided by employees, officers, directors, agents, consultants, and advisors. The Plan will allow these service providers to acquire proprietary interests in the Company in exchange for their services. These interests would provide incentives for high levels of service. No shares were issued under the Plan during 1998.

Performance Graph - Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock against the cumulative total return of the NASDAQ Stock Market and the NASDAQ Non-Financial Stocks. The graph assumes that the value of the investment in the Corporation's Common Stock and each index was $100 at December 31, 1993. GTII's numbers reflect a 1-for-2.5 reverse stock split in 1995, and a 1-for-3.5 reverse stock split in 1997.

                                       December 31,
                    1993      1994     1995     1996      1997      1998
                   ------    -----    ------   ------    ------    ------
GTII Stock         100.00    85.00    106.00    84.00    120.00     80.00

NASDAQ Stocks      100.00    97.75    138.26   170.01    208.58    293.21

Non-Financial      100.00    96.16    134.03   162.84    191.05    279.82
 Stocks

                           CERTAIN TRANSACTIONS

On August 8, 1998, the Company loaned its President, Kenneth Owens, $50,000 at an interest rate of 1% per month to be repaid within 45 days. The loan was repaid with interest within the 45 day time period. On September 8, 1998, the Company loaned Kenneth Owens $10,750 at an interest rate of 1% per month to be repaid within 30 days. The loan was repaid with interest within the 30 day time period.

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During 1998, the Company relocated its corporate office to Sugar Land,
Texas. The Company had been leasing its offices in Albuquerque, New Mexico, from its president, and decided to continue this relationship in Sugar Land. The Company's president agreed to purchase facilities which would serve adequately as the Company's offices. The Company entered into a ten year lease agreement with the president for office space. As part of this agreement, the Company advanced $127,428 to him for acquisition costs. Of this amount, $30,000 is to be repaid in early 1999 and the balance is to be amortized over the ten-year lease period.

Several of the officers and directors of the Company have invested in the oil and gas business, either directly or through entities in which they have an interest. Certain of these interests could directly compete with the interests of the Company. Although the Company is not aware of any present conflicts of interest, such present or future activities on the part of the officers and directors could directly compete with the interests of the Company. If the Company should enter into future transactions with its officers, directors or other related parties, the terms of any such transaction will be as favorable to the Company as those which could be obtained from an unrelated party in an arm's-length transaction.

                          PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the Company's common stock as of April 5, 1999 with respect to (1) each person known by the Company to own beneficially more than 5% of the Company's common stock,
(ii) each of the Company's directors, and (iii) all directors and officers of the Company as a group. The title of class is common stock, $.001 par value.

NOTE: Some of the following stockholders have exchanged all or a portion of their common shares for preferred shares. In accordance with the Preferred Stock Plans, the preferred shares have the same voting rights as if they were common shares (one preferred share equals 10 common shares).
Therefore, the shares are listed below as common shares with a footnote following to explain the breakdown of the number of common and the number of preferred each person holds.

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                                         # of Shares
            Name and                     Beneficially          Percent of
    Address of Stockholder                   Owned                Class
   ----------------------                ------------          ----------
   Kenneth Owens                           417,722 (1)           35.72%
   6314 Aspen Cove Court
   Sugar Land, Texas  77479

   Howard B. Siegel                            200               00.02%
   P. O. Box 940572
   Houston, Texas  77094-1572

   Karen Lee                                 2,332               00.20%
   104 Fossil Court
   Springtown, Texas  76082

   Glenn Gagnon                              8,965 (2)           00.77%
   P. O. Box 17029
   Sugar Land, Texas  77496

   Shawna Gagnon                             1,710               00.15%
   P. O. Box 17029
   Sugar Land, Texas  77496

   Robert Early                                 15               00.00%
   2208 Ivanhoe
   Abilene, Texas   79605

   David McFarlane                               8               00.00%
   6500 49th St. S.
   Muscatine, IA   52761

   All directors and officers as a         430,952 (3)           36.86%
     group (7 persons)

   Betty Polston                            62,263 (4)           05.32%
   526 Admiral Benbow
   McQueeney, Texas   78266


       (1) Common - 18,562; Preferred B - 39,916
       (2) Common - 8,735; Preferred A - 23
       (3) Common - 31,562; Preferred A - 23; Preferred B - 39,916
       (4) Common - 2,003; Preferred B - 6,026

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Note: The stockholders identified in the table above have sole voting and investment power with respect to the shares beneficially owned by them.

Changes in Control

No changes in control occurred during 1998, and management is not aware of any present arrangements that would cause a change in control in the future.

        PROPOSAL TO RATIFY THE ELECTION OF INDEPENDENT ACCOUNTANTS

Background and Description

Pursuant to the recommendation of the Audit Committee, the Board has selected BDO Seidman, LLP to audit the accounts of the Company and its
subsidiaries for 1999.   A representative of BDO Seidman, LLP is expected
to be present at the Meeting. He will have the opportunity to make a statement, if he desires to do so, and to respond to appropriate questions.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

The affirmative votes of the holders of a majority of the issued and outstanding shares of Common and Preferred Stock is necessary for the ratification of the selection of accountants. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF INDEPENDENT ACCOUNTANTS.

                               OTHER MATTERS

The Board knows of no other matters to be brought before the Meeting. However, if other matters calling for stockholder action should properly come before the Meeting, it is the intention of each person named in the proxy to vote thereon in accordance with his or her best judgment.

                            PROXY SOLICITATION

THE ENCLOSED PROXY FORM IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The entire cost of preparing, assembling, printing, and mailing the proxy form and proxy materials used in the solicitation of proxies will be paid by the Company. The Company will request banks, brokers and other fiduciaries to send the Company's proxy materials to their principals, and the Company will reimburse said fiduciaries for their mailing and related expenses. In addition to the use of the mails, solicitation may be made by officers, directors and regular employees of the Company by telephone, facsimile and personal interview. The Company does not expect to pay any compensation to such persons, other than their regular compensation, for their services in soliciting proxies.

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                        ANNUAL REPORT AND FORM 10-K

The 1998 Annual Report to the Stockholders of the Company is enclosed together with this proxy statement.

The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934 for the Company's fiscal year ended December 31, 1998. Such requests should be directed to Golden Triangle Industries, Inc., P. O. Box 17029, Sugar Land, Texas 77496-7029.

                           STOCKHOLDER PROPOSALS

Any interested stockholder may submit a proposal concerning the Company to be considered by the Board for inclusion in the proxy statement and form of proxy relating to next year's Annual Meeting of Stockholders. In order for any proposal to be so considered, the proposal must be in writing and received by the Company on or before January 15, 2000. Stockholder proposals should be submitted to Golden Triangle Industries, Inc., P. O. Box 17029, Sugar Land, Texas 77496-7029.

BY ORDER OF THE BOARD OF DIRECTORS      Shawna Gagnon, Secretary
                                        Sugar Land, Texas

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                                 PROXY
                   GOLDEN TRIANGLE INDUSTRIES, INC.
                       (A Colorado Corporation)
                            P. O. Box 17029
                     Sugar Land, Texas 77496-7029

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF GOLDEN TRIANGLE INDUSTRIES, INC.

The undersigned hereby appoints Kenneth Owens, Howard Siegel, Karen Lee, Glenn Gagnon, and David McFarlane or any of them (with full power to act alone and to designate substitutes), proxies of the undersigned, with authority to vote and act with respect to all shares of the common and preferred stock of Golden Triangle Industries, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 22, 1999 at 11:00 a.m. (Pacific Time) and at any adjournment thereof, upon the matters noted below and upon any other matters that may properly come before the Meeting or any adjournment thereof. Said proxies are directed to vote as checked below upon the following matters, and otherwise in their discretion. An abstain vote will be counted in determining a quorum, but will not be counted as a vote either for or against the issues.

(1) To elect as directors the following nominees: Kenneth Owens, Howard Siegel, Karen Lee, Glenn Gagnon, and David McFarlane

       [ ] FOR all of the foregoing nominees
       [ ] WITHHOLD AUTHORITY to vote for all of the foregoing
           nominees
       [ ] ABSTAIN

Note: To withhold authority for an individual nominee, strike a line
through that nominee's name.   Unless authority to vote for all of the
foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for each nominee whose name is not struck.

(2) To ratify the selection of BDO Seidman, LLP as the independent auditor for 1999.

                            VOTE FOR  VOTE AGAINST  ABSTAIN
                              [ ]         [ ]        [ ]


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). In the absence of specific directions, this Proxy will be voted for the election of the directors named, and for the ratification of the selection of
independent accountants.    If any other business is transacted at the

                                     -1-
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Meeting, this Proxy will be voted in accordance with the best judgment of the proxies. The Board of Directors recommends a vote FOR each of the listed propositions. This Proxy may be revoked prior to its exercise.

Note: Please sign exactly as name(s) appears on the stock certificate. An attorney, executor, administrator, trustee or guardian or other fiduciary should sign as such. ALL JOINT OWNERS MUST SIGN.


----------                           -------------------------------
Date                                 Signature of Stockholder(s)

Please indicate by check mark
if you plan to attend the meeting
in person. [ ]                       -------------------------------
                                     Signature of Stockholder(s)